                                           AMERICAN SKANDIA ADVISOR FUNDS, INC.
                               Amended and Restated Underwriting and Distribution Agreement

                  This  Agreement  is made  as of  ________,  2003  between  American  Skandia  Advisor  Funds,  Inc.  (the
"Company"), a Maryland corporation, and American Skandia Marketing,  Incorporated ("ASM" or the "Distributor"),  a Delaware
corporation.

                                                    W I T N E S S E T H
                                                    - - - - - - - - - -

                  WHEREAS,  the Company is registered under the Investment Company Act of 1940, as amended (the "Investment
Company Act"), as an open-end management investment company; and

                  WHEREAS,  shares of the Company may be divided into one or more series (each a "Fund," and together,  the
"Funds") and the shares of each Fund may be divided into one or more classes; and

                  WHEREAS,  each Fund  currently is  authorized to offer Class A, Class B, Class C, Class X and New Class X shares  (respectively,  the "Class A Shares,"  the "Class B Shares,"  the "Class C Shares,"  the "Class X Shares,"  and the
"New Class X Shares") and may offer shares of one or more additional classes of shares in the future; and

                  WHEREAS, the term "Shares" where used in this Agreement pertains  collectively to Class A, Class B, Class
C, Class X and New Class X shares of a Fund; and

                  WHEREAS,  from time to time, ASM may enter into sales  agreements  with  brokers-dealers,  banks or other financial  intermediaries  providing  for the sale of  Shares  to  eligible  investors  and may  engage  in  certain  other promotional and sales efforts on behalf of the Company; and

                  WHEREAS, ASM is a broker-dealer  registered under the Securities Exchange Act of 1934, as amended, and is engaged  in the  business  of  selling  shares  of  registered  investment  companies  either  directly  or  through  other broker-dealers; and

                  WHEREAS,  the  Company  and ASM wish to enter into an  agreement  with each  other,  with  respect to the continuous  offering of Shares from and after the date hereof in order to promote the growth of the Company and  facilitate the distribution of Shares;

                  WHEREAS,  each Fund has  adopted a plan (or  plans) of  distribution  pursuant  to Rule  12b-1  under the
Investment  Company Act with respect to the Class A, Class B, Class C, Class X and New Class X shares (the "Class  Plans"), as well as a Supplemental  Distribution Plan pursuant to Rule 12b-1 (the "Supplemental Plan"),  authorizing payments to the
Distributor  with  respect  to the  distribution  of such  classes  and the  maintenance  of related  shareholder  accounts
(collectively, the "Plans"); and

                  WHEREAS,  the parties agree that, as amended hereby,  this Agreement shall apply to all Shares issued and outstanding from time to time, whether or not issued prior to this amendment.

                  NOW, THEREFORE, the parties hereto agree as follows:

Section 1.        Appointment of the Principal Underwriter
                  ----------------------------------------

                  The  Company  proposes  to issue and sell Shares as  permitted  by  applicable  law.  The Company  hereby appoints ASM as the principal  underwriter  and general  distributor of the Shares to sell Shares on behalf of the Company, and ASM hereby  accepts  such  appointment  and agrees to act  hereunder.  In the event that the Company  from time to time designates  one or more Funds in addition to the  current  Funds or one or more  classes of Shares in addition to the Class
A, Class B, Class C, Class X and New Class X Shares,  the Company and the Distributor  may enter into a written  supplement to this  Agreement,  and the  additional  Funds or classes of Shares  thereafter  shall be subject to this  Agreement.  The
Company  hereby  agrees  during  the term of this  Agreement  to sell  each  class of Shares  through  ASM on the terms and conditions set forth below and as otherwise specified by the Board of Directors of the Company (the "Board of Directors").

Section 2.        Exclusive Nature of Duties
                  --------------------------

         2.1      The exclusive  rights  granted to ASM to sell Shares shall not apply to Shares issued in connection  with the  merger or  consolidation  of any other  investment  company  or  personal  holding  company  with the  Company  or the acquisition  by  purchase or  otherwise  of all (or  substantially  all) the assets or the  outstanding  shares of any such company by the Company.

         2.2      Such  exclusive  rights shall not apply to Shares  issued  pursuant to any  reinvestment  of dividends or capital gains distributions or through the exercise of any conversion feature or exchange privilege.

         2.3      Such exclusive rights shall not apply to Shares issued pursuant to any reinstatement  privilege  afforded redeeming shareholders.

         2.4      Such  exclusive  rights shall not apply to purchases  made  through the  Company's  transfer and dividend disbursing  agent in the manner set forth in the  currently  effective  Prospectus  of the Company.  The term  "Prospectus"
shall mean each  Prospectus  and  Statement  of  Additional  Information  included  as part of the  Company's  Registration
Statement,  as such Prospectus and Statement of Additional  Information  may be amended or supplemented  from time to time;
and the term  "Registration  Statement" shall mean the Registration  Statement filed by the Company with the Securities and
Exchange  Commission (the  "Commission") and effective under the Securities Act of 1933, as amended (the "Securities Act"), and the Investment Company Act, as such Registration Statement is amended from time to time.

Section 3.        Purchase of Shares from the Company
                  -----------------------------------

         3.1      ASM shall have the right to buy from the Company on behalf of investors the Shares  needed,  but not more than the Shares needed (except for clerical errors in  transmission)  to fill  unconditional  orders for Shares placed with
ASM by investors or  registered  and  qualified  securities  dealers,  banks and other  qualifying  financial  institutions
("Dealers").

         3.2      Shares  shall be sold by ASM on behalf of the Company and  delivered  by ASM or Dealers,  as described in
Section 6.4 hereof, to investors at the applicable offering price set forth in the Prospectus.

         3.3      The Company  shall have the right to suspend the sale of any or all  classes  and/or  series of Shares at times when  redemption  is  suspended  pursuant  to the  conditions  in Section 4.3 hereof or at such other times as may be determined by the Board of Directors.

         3.4      The Company, or any agent of the Company designated in writing by the Company,  shall be promptly advised of all purchase orders for Shares received by ASM. Any order may be rejected by the Company;  provided,  however,  that the
Company will not arbitrarily or without reasonable cause refuse to accept or confirm orders for the purchase of Shares.

         3.5      The Company (or its agent) will confirm orders upon their  receipt,  will make  appropriate  book entries and upon  receipt by the  Company  (or its agent) of payment  therefor,  will  deliver  deposit  receipts  for such  Shares pursuant to the  instructions  of ASM.  Payment  shall be made to the Company in New York  Clearing  House funds or Federal funds or such other  method as may be agreed upon in writing by ASM and the  Company.  ASM agrees to cause such payment and such instructions to be delivered promptly to the Company (or its agent).

Section 4.        Repurchase or Redemption of Shares by the Company
                  -------------------------------------------------

         4.1      Any of the  outstanding  Shares may be tendered for  redemption  at any time,  and the Company  agrees to repurchase or redeem the Shares so tendered in accordance with its Articles of Incorporation  and By-Laws,  as amended from time to time,  and in  accordance  with the  applicable  provisions  of the  Prospectus.  The price to be paid to redeem or repurchase  Shares shall be equal to the net asset value  determined  as set forth in the  Prospectus.  All payments by the
Company hereunder shall be made in the manner set forth in Section 4.2 below.

         4.2      The  Company  shall pay the total  amount  of the  redemption  price as  defined  in the above  paragraph pursuant  to the  instructions  of ASM on or before  the  seventh  day  subsequent  to its  having  received  the notice of redemption in proper form.  The proceeds of any  redemption  of Shares shall be paid by the Company as follows:  (i) in the case of Shares subject to a contingent  deferred sales charge,  any  applicable  contingent  deferred sales charge shall be paid to ASM and the balance  shall be paid to or for the account of the redeeming  shareholder,  in each case in accordance with the applicable  provisions of the Prospectus;  and (ii) in the case of all other Shares,  proceeds shall be paid to or for the account of the redeeming shareholder, in each case in accordance with applicable provisions of the Prospectus.

         4.3      Redemption of any Shares or payment may be suspended at times when the New York Stock  Exchange is closed for other than customary  weekends and holidays,  when trading on said Exchange is restricted,  when an emergency exists as a result of which disposal by the Company of securities  owned by it is not reasonably  practicable or it is not reasonably practicable  for the  Company  fairly  to  determine  the value of its net  assets,  or during  any other  period  when the
Commission, by order, so permits.

Section 5.        Duties of the Company
                  ---------------------

         5.1      Subject to the possible  suspension of the sale of Shares as provided herein,  the Company agrees to sell its Shares so long as it has Shares available.

         5.2      The Company shall furnish ASM copies of all information,  financial statements and other papers which ASM may reasonable  request for use in connection with the  distribution of Shares,  and this shall include one certified copy, upon request by ASM, of all financial  statements prepared for the Company by independent public  accountants.  The Company shall  make  available  to ASM such  number of  copies of its  Prospectus  and  annual  and  interim  reports  as ASM shall reasonable request.

         5.3      The  Company  shall  take,  from time to time,  but  subject to the  necessary  approval  of the Board of
Directors and the shareholders of the Company,  all necessary action to fix the number of authorized  Shares and such steps as may be necessary to register the same under the  Securities  Act, to the end that there will be available  for sale such number of Shares as ASM  reasonably  may  expect to sell.  The  Company  agrees to file from time to time such  amendments, reports and other  documents as may be necessary in order that there will be no untrue  statement of a material fact in the
Registration  Statement,  or necessary in order that there will be no omission to state a material fact in the Registration
Statement which omission would make the statements therein misleading.

         5.4      The Company  shall use its best  efforts to qualify and  maintain the  qualification  of any  appropriate number of Shares for sale under the  securities  laws of such states as ASM and the Company may approve;  provided that the
Company shall not be required to amend its Articles of  Incorporation  or By-Laws to comply with the laws of any state,  to maintain  an office in any state,  to change the terms of the  offering  of Shares in any state from the terms set forth in its  Registration  Statement,  to qualify as a foreign  corporation in any state or to consent to service of process in any state other than with respect to claims  arising out of the  offering of Shares.  Any such  qualification  may be withheld, terminated  or  withdrawn  by the Company at any time in its  discretion.  As provided in Section 9 hereof,  the expense of qualification  and  maintenance of  qualification  shall be borne by the Company.  ASM shall furnish such  information  and other  material  relating  to its  affairs  and  activities  as may be  required  by the  Company in  connection  with such qualifications.

Section 6.        Duties of ASM
                  -------------

         6.1      ASM shall  devote  reasonable  time and effort to effect sales of Shares to  investors,  but shall not be obligated to sell any  specific  number of Shares of any class or in the  aggregate.  Sales of Shares shall be on the terms described in the then current  Prospectus.  ASM may enter into like arrangements with other investment  companies.  ASM may compensate the Dealers as set forth in the Prospectus.

         6.2      In selling each class of Shares,  ASM shall use its best efforts in all respects duly to conform with the requirements  of all federal and state laws  relating  to the sale of such  securities.  Neither ASM nor any Dealer nor any other  person is  authorized  by the  Company  to give any  information  or to make any  representations,  other than those contained in the  Registration  Statement or Prospectus and any sales  literature  approved by appropriate  officers of the
Company.

         6.3      ASM shall adopt and follow  procedures  for the  confirmation  of sales to  investors  and  Dealers,  the collection of amounts  payable by investors and Dealers on such sales and the  cancellation of unsettled  transactions,  as may be necessary to comply with the requirements of the National Association of Securities Dealers, Inc. (the "NASD").

         6.4      ASM shall  have the right to enter  into  agreements  with  Dealers  of its choice for the sale of Shares
("Dealer  Agreements"),  provided that the Company shall approve the forms of such  agreements.  Within the United  States,
ASM shall  offer and sell Shares only to such  Dealers as are members in good  standing of the NASD or are not  eligible to become  members  of the NASD.  Shares  sold to Dealers  shall be for  resale by such  dealers  only at the  offering  price determined as set forth in the Prospectus.

Section 7.        Payments to ASM
                  ---------------

         7.1      ASM shall  receive any  front-end  sales charge which is imposed upon such sales of Shares and may retain any portion of such sales charge not reallocated to Dealers as set forth in the  Prospectus,  subject to the limitations of
Rule  2830(d)  of the NASD  Conduct  Rules.  Payment  of these  amounts  to ASM is not  contingent  upon  the  adoption  or continuation of any applicable Plans.

         7.2      ASM shall receive and may retain any  contingent  deferred sales charge which is imposed on such sales as set forth in the  Prospectus,  subject to the  limitations  of Article III,  Section 26 of the NASD Rules of Fair Practice.
Payment of these amounts to ASM is not contingent upon the adoption or continuation of any applicable Plans.

Section 8.        Payment to ASM under the Plans
                  ------------------------------

         8.1      The  Company  shall pay to ASM as  compensation  for  services  under any Class  Plan and this  Agreement distribution  and service  fees with  respect to the Shares as  described  in such Plan and this  Agreement.  To the extent that  distribution  fees are payable to ASM under any Class Plan in respect of Shares  already sold by ASM, such fees shall not be paid to any person  other than ASM or its designee so long as such Plan is in effect.  The Company  shall pay to ASM as  compensation  under the  Supplemental  Plan and this  Agreement only from  brokerage  commissions  paid by the Funds in connection with their portfolio transactions that are made available to ASM as described in such Plan.

         8.2      So long as a Plan or any amendment  thereto is in effect,  ASM shall inform the Board of Directors of the commissions  and  account  servicing  fees with  respect  to Shares to be paid by ASM to account  executives  of ASM and to
Dealers which have Dealer  Agreements with ASM. In addition,  so long as a Plan or any amendment  thereto is in effect,  at the request of the Board of Directors or any agent or  representative  of the Company,  ASM shall  provide such  additional information  as may  reasonably  be  requested  concerning  the  activities  of ASM  hereunder  and the costs  incurred  in performing such activities with respect to the relevant class of Shares and/or Fund.

         8.3      In  connection  with  Class B Shares  and New Class X Shares,  the  Company  shall pay ASM its  Allocable
Portion of the  distribution  and shareholder  service fees as provided in the respective  Plans for such classes of shares and shall  withhold and pay over to ASM its  Allocable  Portion of the  contingent  deferred  sales charges for such shares within five days after the close of a calendar  month or at such other similar or more frequent  intervals.  Each provision of the last  sentence  of  Section 4 of the  Fund's  Class B and New Class X  Distribution  Plans (as in effect on the date hereof,  together with related  definitions)  are incorporated by reference herein with the same force and effect as if set forth in this Agreement.  ASM's Allocable  Portion of the distribution  fee and contingent  deferred sales charges shall be
100% of such fee and  charges  until ASM ceases to be the  principal  distributor  of the Fund's  Shares;  thereafter,  the
Allocable  Portion  shall be  determined,  and agreed upon  between the Fund and the  Distributor,  in a manner that fairly allocates  the  distribution  fee and  contingent  deferred  sales  charges  among ASM and any  successor  distributors  in proportion to the outstanding Shares attributable to their respective efforts.

         The term  "Allocable  Portion" for purposes of this  paragraph,  shall mean the portion of the  distribution  fee, shareholder  servicing  fee, and  contingent  deferred  sales  charges  allocated to a Distributor  in accordance  with any allocation  procedures to which the Company and such  Distributor  agree to and which fairly allocates the fees and charges among  the  Distributor  and any  other  Distributors  in  proportion  to the  outstanding  Class B and New  Class X Shares attributable to their respective efforts.

Section 9.        Allocation of Expenses
                  ----------------------

                  The Company  shall bear all costs and  expenses of the  continuous  offering of Shares  (except for those costs and  expenses  borne by ASM  pursuant to a Plan and subject to the  requirements  of Rule 12b-1 under the  Investment
Company Act),  including fees and disbursements of the Company's  counsel and auditors,  in connection with the preparation and filing of any required  Registration  Statements and/or Prospectuses under the Investment Company Act or the Securities
Act,  and all  amendments  and  supplements  thereto,  and  preparing  and mailing  annual and  periodic  reports and proxy materials to shareholders  (including but not limited to the expense of setting in type any such  Registration  Statements,
Prospectuses,  annual or  periodic  reports  or proxy  materials).  The  Company  shall also bear the cost of  expenses  of qualification  of Shares for sale, and, if necessary or advisable in connection  therewith,  of qualifying the Company as a broker or dealer,  in such states of the United States or other  jurisdictions  as shall be selected by the Company and ASM pursuant to Section 5.4 hereof,  and the cost and expense payable to each such state for continuing  qualification  therein until the Company decides to discontinue such qualification pursuant to Section 5.4 hereof.

Section 10.       Indemnification
                  ---------------

         10.1     The Company  agrees to  indemnify,  defend and hold ASM, its officers  and  directors  and any person who controls  ASM within the  meaning of Section 15 of the  Securities  Act,  free and  harmless  from and  against any and all claims,  demands,  liabilities  and expenses  (including the cost of  investigating  or defending  such claims,  demands or liabilities and any reasonable  counsel fees incurred in connection  therewith)  which ASM, its officers,  directors or any such  controlling  person may incur under the  Securities  Act, or under common law or  otherwise,  arising out of or based upon any untrue  statement of a material fact contained in the  Registration  Statement or any Prospectus or arising out of or based upon any alleged  omission to state a material fact  required to be stated in either  thereof or necessary to make the statements in either thereof not misleading,  except insofar as such claims, demand,  liabilities or expenses arise out of or are based upon such untrue  statement or omission or alleged  untrue  statement or omission made in reliance upon and in conformity  with  information  furnished in writing by ASM to the Company for use in the  Registration  Statement or any
Prospectus;  provided,  however, that this indemnity agreement shall not inure to the benefit of any such officer, director or controlling  person unless a court of competent  jurisdiction  shall  determine in a final decision on the merits,  that the  person to be  indemnified  was not  liable by reason of  willful  misfeasance,  bad faith or gross  negligence  in the performance  of its duties,  or by reason of its reckless  disregard of its  obligations  under this  Agreement  (disabling conduct),  or, in the absence of such a decision,  a reasonable  determination,  based upon a review of the facts, that the indemnified  person  was not  liable by reason  of  disabling  conduct,  by (a) a vote of a  majority  of a quorum of those directors (the "Qualified  Directors") who are neither  "interested  persons" of the Company as defined in Section 2(a)(19)
of the Investment  Company Act nor parties to the proceeding,  or (b) written opinion of an independent legal counsel.  The
Company's  agreement  to  indemnify  ASM,  its  officers  and  directors  and any such  controlling  person as aforesaid is expressly  conditioned  upon the  Company's  being  promptly  notified of any action  brought  against ASM, its officers or directors or any such controlling  person,  such notification to be given by letter or telegram addressed to the Company at its  principal  business  office.  The  Company  agrees  promptly  to  notify  ASM of  commencement  of any  litigation  or proceedings against it or any of its officers or directors in connection with the issue and sale of any Shares.

         10.2     ASM agrees to  indemnify,  defend and hold the Company,  its officers  and  Directors  and any person who controls the Company,  if any,  within the meaning of Section 15 of the Securities  Act, free and harmless from and against any and all claims,  demands,  liabilities  and expenses  (including the cost of  investigating  or defending  against such claims,  demands or liabilities and any reasonable  counsel fees incurred in connection  therewith) which the Company,  its officers  and  directors  or any such  controlling  person  may  incur  under the  Securities  Act or under  common  law or otherwise,  but only to the extent that such  liability or expense  incurred by the Company,  its  directors or officers or such  controlling  person  resulting  from such claims or demands  shall  arise out of or be based upon any alleged  untrue statement  of a  material  fact  contained  in  information  furnished  in  writing  by ASM to the  Company  for use in the
Registration  Statement or any  Prospectus or shall arise out of or be based upon any alleged  omission to state a material fact in  connection  with such  information  required  to be stated in the  Registration  Statement  or any  Prospectus  or
necessary to make such  information  not misleading.  ASM's agreement to indemnify the Company,  its officers and directors and any such controlling  person as aforesaid,  is expressly  conditioned upon ASM's being promptly  notified of any action brought against the Company,  its officers and directors or any such controlling  person,  such notification being given to
ASM at its principal business office.

Section 11.       Duration and Termination of this Agreement
                  ------------------------------------------

         11.1     This Agreement shall become  effective as of the date first above written and shall remain in force for a period of more than one year after it takes  effect  only so long as such  continuance  is  specifically  approved at least annually  by (a) the  Board  of  Directors,  or by the vote of a  majority  of the  outstanding  voting  securities  of the applicable  class of Shares  and/or Fund as required by the  Investment  Company  Act, and (b) by the vote of a majority of the Qualified Directors cast in person at a meeting called for the purpose of voting upon such approval.

         11.2     This  Agreement may be terminated  with respect to any class of Shares offered by any Fund or to any Fund at any time,  without  the  payment  of any  penalty,  by vote of a majority  of the  Qualified  Directors  or by vote of a majority of the outstanding  voting  securities of the applicable class of Shares and/or Fund as required by the Investment
Company  Act,  or by ASM,  on sixty (60) days'  written  notice to the other  party.  This  Agreement  shall  automatically terminate in the event of its assignment.

         11.3     The  terms  "affiliated  person,"  "assignment,"  "interested  person"  and  "vote of a  majority  of the outstanding  voting  securities,"  when  used in this  Agreement,  shall  have the  respective  meanings  specified  in the
Investment  Company  Act and the rules and  regulations  thereunder,  subject to such  exemptions  as may be granted by the
Securities and Exchange Commission.

Section 12.       Amendments to this Agreement
                  ----------------------------

                  This  Agreement may be amended by the parties only if such amendment is  specifically  approved by a vote of (a) the Board of Directors,  or by the vote of a majority of the outstanding  voting  securities of the applicable class of Shares and/or Fund as required by the Investment  Company Act, and (b) the vote of a Qualified  Directors cast in person at a meeting called for the purpose of voting on such amendment.

Section 13.       Separate Agreement as to Each Class of Shares and Fund
                  ------------------------------------------------------

                  The amendment or  termination of this Agreement with respect to any class of Shares or any Fund shall not result in the  amendment  or  termination  of this  Agreement  with  respect  to any other  class of Shares or Fund  unless explicitly so provided.

Section 14.       Governing Law
                  -------------

                  The provisions of this Agreement  shall be construed and  interpreted in accordance  with the laws of the
State of Connecticut as at the time in effect and the  applicable  provisions of the Investment  Company Act. To the extent that the  applicable  law of the State of  Connecticut,  or any of the  provisions  herein,  conflict  with the  applicable provisions of the Investment Company Act, the latter shall control.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year above written.

                                                              American Skandia Advisor Funds, Inc.

                                                              By: _______________________________

                                                              American Skandia Marketing, Incorporated

                                                              By: _______________________________